                                                                     Exhibit 4.5


                                                                  April 30, 1997



CHASE SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
c/o CHASE SECURITIES INC.
    270 Park Avenue
    New York, NY 10017


Dear Sirs:

         Reference is hereby made to the Purchase Agreement dated April 23, 1997 (the "Purchase Agreement"), between NC Merger Company, a Wisconsin corporation (the "Company"), and you pursuant to which the Company has agreed to issue and sell and you have agreed to purchase the Securities described therein on the terms set forth therein. Capitalized terms used herein but not otherwise defined herein have meanings assigned thereto in the Purchase Agreement (including by reference therein to the Offering Memorandum). This is the letter agreement referred to in Section 5(q) of the Purchase Agreement.

         The parties hereto agree that this Letter Agreement is being executed and delivered in connection with the issue and sale of the Securities pursuant to the Purchase Agreement and to induce the Initial Purchasers to purchase the Securities thereunder.

         Neenah (as the Company's successor after the Merger) and each of the Guarantors hereby confirm their agreement with you as follows:

         SECTION 1. In accordance with Section 5(q) of the Purchase Agreement, Neenah and each of the Guarantors by their respective signatures below each becomes a party to the Purchase Agreement on the same terms and with the same ongoing obligations and rights as the Company thereunder with the same force and effect as if originally named therein as a party and Neenah and each of the Guarantors jointly and severally agrees to all the terms and provisions of the Purchase Agreement applicable to the Company thereunder including, but not limited to, under Sections 8, 9, 10 and 12 thereof.

         SECTION 2. Neenah and each of the Guarantors hereby represents and warrants to, and agrees with, each of you as of the date hereof that:

                  (a) each of them has full right, power and authority to execute and deliver this Letter Agreement and perform its obligations hereunder and all corporate action required to be taken by each of them for the due and proper authorization, execution, delivery and performance of this Letter Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken and this Letter Agreement has been duly authorized and validly executed and delivered by each of them and is the valid and legally binding agreement of each of them enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except as rights to indemnity and contribution may be limited under applicable law;

                  (b) each of them has full right, power and authority to execute and deliver the Supplemental Indenture and perform its obligations thereunder and all corporate action required to be taken by each of them for the due and proper authorization, execution, delivery and performance of the Supplemental Indenture and the consummation of the transactions contemplated thereby have been duly and validly taken; the Supplemental Indenture has been duly authorized by each of them, and, when duly executed and delivered in accordance with its terms by each party thereto, the Supplemental Indenture will constitute the valid and legally binding agreement of Neenah, as primary obligor, and of each of the Guarantors, as note guarantors, and will be enforceable against Neenah and each of the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and

                  (c) the representations, warranties and agreements set forth in Section 1 of the Purchase Agreement are true and accurate on the date hereof as if made on such date by Neenah and each of the Guarantors, and each reference therein to the knowledge of the Company shall be deemed to be a reference to the knowledge of Neenah and each of the Guarantors.

         SECTION 3. THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 4. This Letter Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         SECTION 5. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Letter Agreement.

         If the foregoing is in accordance with your understanding of the agreement among the parties hereto, kindly indicate your acceptance in the space provided for that purpose below.



                                              Very truly yours,

                                              NEENAH CORPORATION,

                                              By ______________________
                                                 Name:
                                                 Title:

                                              NEENAH FOUNDRY
                                              COMPANY,

                                              By ______________________
                                                 Name:
                                                 Title:

                                              HARTLEY CONTROLS
                                              CORPORATION,

                                              By ______________________
                                                 Name:
                                                 Title:

                                              NEENAH TRANSPORT, INC.,

                                              By ______________________
                                                 Name:
                                                 Title:

CHASE SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED

By CHASE SECURITIES INC.,

   By ___________________________
      Name:
      Title: